Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-240211) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan,

(2) Registration Statement (Form S-8 No. 333-195980) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2014 Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-253683) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management Retirement Savings Plan,

(4) Registration Statement (Form S-4 No. 333-32805 and Post-Effective Amendment No. 1 thereto) of Waste Management, Inc.,

(5) Registration Statement (Form S-8 No. 333-159476 and Post-Effective Amendment No. 1 thereto) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2009 Stock Incentive Plan, and

(6) Registration Statement (Form S-3 Automatic Shelf Registration No. 333-264493) of Waste Management, Inc.,

of our reports dated February 7, 2023, with respect to the consolidated financial statements of Waste Management, Inc. and the effectiveness of internal control over financial reporting of Waste Management, Inc. included in this Annual Report (Form 10-K) of Waste Management, Inc. for the year ended December 31, 2022.

/s/ ERNST & YOUNG LLP

Houston, Texas
February 7, 2023